                                                                    EXHIBIT 4.3



                                RIGHTS AGREEMENT

         THIS AGREEMENT (this "Agreement") is dated as of April 9, 1998 by and between Horizon Medical Products, Inc., a Georgia corporation (the "Company"), and Tapir Investments (Bahamas) Ltd., an international business company organized under the laws of the Commonwealth of the Bahamas (the "Tapir").

                                    RECITALS

         A. Pursuant to two separate Stock Purchase Agreements of even date herewith and a certain Warrant Purchase Agreement dated March 30, 1998 (collectively, the "Purchase Agreements"), Tapir has agreed to purchase from Roy C. Mallady, Marshall B. Hunt, and William E. Peterson shares of Class A Common Stock of the Company, and has purchased from NationsCredit Commercial Corporation ("NationsCredit") a portion of a warrant held by NationsCredit which is exercisable into shares of Class B Common Stock of the Company (the "Warrant").

         B. The Company believes that Tapir's purchase and ownership of the above-referenced securities will provide a measure of stability to the Company's stock ownership and are in the best interests of the Company. In order to induce Tapir to agree to such purchases, and as a condition to Tapir's making such purchases, the Company is willing to grant Tapir certain registration rights, all as set forth in this Agreement. In return for said rights, Tapir is willing to agree to exercise said warrant under certain circumstances and grant the Company certain first refusal rights as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, and covenants, and on the terms and subject to the conditions contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         In this Agreement, the following terms have the meanings set forth below:

         "Commission" means the U.S. Securities and Exchange Commission.

         "Qualified IPO" means any sale of shares of Common Stock by and for the account of the Company pursuant to an underwritten initial public offering registered under the Securities Act; provided that the proceeds to the Company (net of underwriters' discount, fees and other expenses incurred by the "Company" in connection therewith) from such sale of shares exceed $29,000,000.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article VII hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the public premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Shares being registered if the Company desires such insurance and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (i) salaries of the Company personnel or general overhead expenses of the Company, (ii) auditing fees,
(iii) premiums or other expenses relating to liability insurance required by underwriters of the Company or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Tapir as follows:

         2.1 THE COMPANY. The amended S-1 Registration Statement dated March 23, 1998, and filed by the Company with the Securities and Exchange Commission ("SEC"), a copy of which has been delivered to Tapir, does not, as of the date hereof, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. The Company understands that Tapir is relying on the accuracy of the representations and warranties contained in this Section 2.1 in connection with its decision to enter into the transactions contemplated in the Purchase Agreements.

         2.2 EXECUTION AND DELIVERY. All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Company of this Agreement have been duly and lawfully obtained, and the Company has the full right, power, authority and capacity to execute, deliver and perform this Agreement. The execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         2.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or



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

both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, or violate any decree, judgment, order, statute, rule, or regulation applicable to or binding upon the Company.

         2.4 LITIGATION. There is no action, suit, proceeding, or investigation pending or, to the best of the Company's knowledge, threatened, against the Company, that questions the validity of this Agreement or the right of the Company to enter into it or to perform any of the transactions contemplated by this Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TAPIR

         Tapir hereby represents and warrants to the Company as follows:

         3.1 EXECUTION AND DELIVERY. All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by Tapir of this Agreement have been duly and lawfully obtained, and Tapir has the full right, power, authority and capacity to execute, deliver and perform this Agreement. The execution, delivery and performance by Tapir of this Agreement have been duly authorized by all necessary corporate action on the part of Tapir, and this Agreement has been duly executed and delivered by Tapir and constitutes a legal, valid and binding agreement of Tapir enforceable against Tapir in accordance with its terms.

         3.2 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which Tapir is a party or by which Tapir or any of its properties are bound, or violate any decree, judgment, order, statute, rule, or regulation applicable to or binding upon Tapir.

         3.3 LITIGATION. There is no action, suit, proceeding, or investigation pending or, to the best of Tapir's knowledge, threatened, against Tapir, that questions the validity of this Agreement or the right of Tapir to enter into it or to perform any of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                              REGISTRATION RIGHTS

         As inducement for Tapir to purchase shares of Common Stock of the Company, and in consideration of the agreement of Tapir (as set forth in Article VI of this Agreement) to exercise the Tapir Warrant (as defined in the Purchase Agreements) upon the occurrence of a Qualified IPO, the Company hereby agrees to attach the following registration rights to all shares of



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Common Stock (excluding any such shares previously disposed of in a Public Sale
(as defined in the Warrant)) now or hereafter owned by Tapir (the "Shares"):

         4.1      REGISTRATION ON REQUEST.

                  (a) Commencing at any time or from time to time after September 30, 1999, and subject to the last sentence of this Section 4.1(a), upon the written request of Tapir, requesting that the Company effect the registration under the Securities Act of all or part of, but not less than twenty percent (20%) of, Tapir's Shares and specifying the intended method of disposition thereof, and thereupon the Company will use its reasonable efforts to effect the registration under the Securities Act of:

                           (i)      the Shares which the Company has been so
requested to register by Tapir for disposition in accordance with the intended method of disposition stated in such request; and

                           (ii)     all shares of Common Stock which the
Company may elect to register in connection with the offering of the Shares pursuant to this Section 4.1, whether for its own account or for the account of a holder of Common Stock,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares and the additional shares of Common Stock, if any, to be so registered. Notwithstanding the foregoing, Tapir shall not be entitled to request the registration of any Shares under this Section 4.1 if during the immediately preceding six months Tapir was given the opportunity to register its Shares under Section 4.2.

                  (b) Registration under this Section 4.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Shares in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information about the holders of the Shares being registered which such holders shall reasonably request.

                  (c) The Company will pay all Registration Expenses in connection with one registration requested pursuant to this Section 4.1, provided that, in addition, the Company shall pay all Registration Expenses in connection with any registration upon request pursuant to which less than 50% of the Shares requested to be registered by Tapir are registered, but no such registration shall be counted as a requested registration for purposes of this
Section 4.1. The Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any, allocable to the Shares requested to be registered by Tapir) in connection with each other registration requested under this Section 4.1 shall be paid for by Tapir requesting such registration.



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                  (d)      A registration requested pursuant to this Section
4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by Tapir (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of Tapir, (ii), if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied.

                  (e)      If a requested registration pursuant to this Section
4.1 involves an underwritten offering, the underwriter or underwriters thereof shall be reasonably selected by the Company.

                  (f)      If a requested registration pursuant to this Section
4.1 involves an underwritten offering, and the managing underwriter shall advise the Company (with a copy of any such notice to Tapir requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company) exceeds the number which can be sold in such offering within a price range acceptable to Tapir, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Shares requested to be included in such registration by Tapir and (ii) second, all shares proposed to be included by the Company in such registration.

         4.2      "PIGGY-BACK" REGISTRATION.

                  (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or any successor or similar forms or (y) pursuant to Section 4.1) whether for its own account or for the account of the holder or holders of any Common Stock other than the Shares ("Other Shares"), it will each such time give prompt written notice to Tapir of its intention to do so and of Tapir's rights under this Section 4.2. Upon the written request of Tapir made within 20 days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by Tapir and the intended method of disposition thereof), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Shares which the Company has been so requested to register by Tapir, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so to be registered, by inclusion of such Shares in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Tapir and, thereupon, (i) in the case of a determination not to register, shall be



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relieved of its obligation to register any Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares, for the same period as the delay in registering such other securities. No registration effected under this Section 4.2 shall relieve the Company of its obligation to effect any registration upon request under Section 4.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 4.1. The Company will pay all Registration Expenses in connection with each registration of Shares pursuant to this Section 4.2.

                  (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 4.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by Tapir as provided in this
Section 4.2, use its reasonable efforts to arrange for such underwriters to include all the Shares to be offered and sold by Tapir among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company and Tapir and any other holders of Other Shares which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under this
Section 4.2 by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Shares and such Other Shares proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to Tapir and holders of such Other Shares, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of the Shares and Other Shares the registration of which shall have been requested by each holder thereof so that the resultant aggregate number of the Shares and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter's letter.

         4.3      REGISTRATION PROCEDURES.

                  (a) When the Company is required to effect the registration of any Shares under the Securities Act as provided in Sections 4.1 and 4.2, the Company shall, as expeditiously as possible:

                           (i)      prepare and (within 75 days after the end
of the period within which requests for registration may be given to the Company or in any event as soon thereafter as possible; provided that, in the case of a registration pursuant to Section 4.1, such filing to be made within 75 days after the initial request of Tapir or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) and thereafter use its best efforts to cause such registration statement to become and remain effective for the Distribution Period as provided below; provided further that the Company may


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discontinue any registration of its securities which are not Shares at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by Tapir which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                           (ii)     prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the Distribution Period (for purposes hereof, "Distribution Period" shall mean (i) in a firm commitment underwritten public offering, the period of time until each underwriter has completed the distribution of all securities purchased by it and (ii) for any other registration, the period of time until the earlier of (x) the sale of all Shares covered by such registration or (y)(1) in the case of a registration pursuant to Section 4.1, the expiration of 120 days after such registration statement becomes effective, or (2) in the case of a registration pursuant to Section 4.2, the expiration of 90 days after such registration statement becomes effective);

                           (iii)    furnish to Tapir and each underwriter, if
any, of the securities being sold by Tapir such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Shares;

                           (iv)     use reasonable efforts to register or
qualify all Shares and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any underwriter of the securities being sold shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such underwriter to consummate the disposition in such jurisdictions of such securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                           (v)      use reasonable efforts to cause all Shares
covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Tapir to consummate the disposition of such Shares;

                           (vi)     furnish to Tapir a signed counterpart,
addressed to Tapir and the underwriters, if any, of



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                           (x)      an opinion of counsel for the Company,
                  dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to counsel for the underwriters and counsel to Tapir, and

                           (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accounts' letters delivered to the underwriters in underwritten public offerings of securities;

                           (vii)    notify Tapir and the managing underwriter
or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                           (A)      when the registration statement, the
prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                           (B)      of any request by the Commission for
amendments or supplements to the registration statement or the prospectus or for additional information;

                           (C)      of the issuance by the Commission of any
stop order suspending the effectiveness of the registration or the initiation of any proceedings by any person or entity for that purpose; and

                           (D)      of the receipt by the Company of any
notification with respect to the suspension of the qualification of any Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                           (viii)   notify Tapir covered by such registration
statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Tapir promptly prepare and furnish to Tapir and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be



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necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (ix)     make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                           (x)      otherwise use reasonable efforts to comply
with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (xi)     make available for inspection by a
representative of Tapir, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by Tapir or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; provided that the Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to Tapir) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate
(A) to comply with any law, rule, regulation or order applicable to any such Inspectors or holder of the Shares, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of the Shares is a party (provided that the Company is provided with reasonable notice of such proposed disclosure and a reasonable opportunity to seek a protective order or other appropriate remedy with respect to such Records);

                           (xii)    provide and cause to be maintained a
transfer agent and registrar for all Shares covered by such registration statement from and after a date not later than the effective date of such Registration Statement;

                           (xiii)   use reasonable efforts to list all Shares
covered by such registration statement on any securities exchange on which any of the Common Stock is then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Shares covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization



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for such Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Shares with the NASD; and

                           (xiv)    use reasonable efforts to provide a CUSIP
number for the Shares, not later than the effective date of the registration.

The Company may require Tapir to furnish the Company with such information regarding Tapir and the distribution of such securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

                  (b) Tapir agrees by acquisition of such Shares that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of Section 4.3(a), Tapir will forthwith discontinue Tapir's disposition of the Shares pursuant to the registration statement relating to such Shares until Tapir's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(viii) of Section 4.3(a). In the event the Company shall give any such notice, the periods specified in subdivision (ii) of Section 4.3(a) shall be extended by the length of the period from and including the date when Tapir shall have received such notice to the date on which Tapir has received the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of
Section 4.3(a).

                  (c) If any such registration or comparable statement refers to Tapir by name or otherwise as the holder of any securities of the Company, then Tapir shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statue then in force, the deletion of the reference to such holder.

         4.4      UNDERWRITTEN OFFERINGS.

                  (a) If requested by the underwriters for any underwritten offering by Tapir pursuant to a registration statement under
Section 4.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 4.5.

                  (b) Tapir agrees by acquisition of the Shares not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten days prior to and the 180 days after the effective date of any underwritten registration pursuant to Section 4.1 or 4.2, except as part of such underwritten registration, whether or not Tapir participates in such registration, and except as otherwise permitted by the managing underwriter of such



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underwriting (if any). Tapir agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this section 4.4(b).

                  (c) Tapir may not participate in any underwritten offering hereunder unless Tapir (i) agrees to sell Tapir's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the person or entity or a majority of the persons or entities entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

         4.5      INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless Tapir whose Shares are covered by any registration statement, its directors and officers and each other person or entity, if any, who controls such holder within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each of the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof. In addition, the Company shall indemnify any underwriter of such offering and each other person or entity, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to the Indemnified Parties. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder

                  (b) Tapir shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 4.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Tapir specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 4.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 4.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  (d) If the indemnification provided for in the preceding subdivisions of this Section 4.5 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Shares shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Shares by the Company to the Seller bear to the gain realized by Tapir or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of subdivision (a) of this Section 4.5 and in no event shall the obligation of any indemnifying party to contribute under this subdivision (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or
(b) of this Section 4.5 had been available under the circumstances.

         The Company and Tapir agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by pro rate allocation (even if Tapir and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this Section 4.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this subdivision (d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4.6      RULE 144; RULE 144A.

                  (a) If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as Tapir may reasonably request, all to the extent required from time to time to enable Tapir to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Tapir, the Company will deliver to Tapir a written statement as to whether it has complied with such requirements.

                  (b) The Company represents and warrants that as of the date hereof, the Common Stock is not, and is not part of a class of securities that is, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system. For so long as any Shares are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to Tapir in connection with the sale of the Shares and any prospective Tapir of the Shares from such, in each case upon request, the information specified in, and meeting the requirements of, Rule 144(d)(4) under the Securities Act.

                                   ARTICLE V
                             RIGHT OF FIRST REFUSAL

         5.1 If Tapir (the "Offeror") desires to sell or otherwise transfer more than 20% of the Shares held by Tapir to any person or entity other than the Company (a "Proposed Transferee"), Tapir shall first give to the Company written notice (the "Notice of Proposed Transfer") fifteen (15) days prior to the proposed transfer specifying the name and address of the Proposed Transferee, the identity and total number of shares which Tapir desires to sell or transfer to the Proposed Transferee (the "Offered Shares"), all of the terms, including the price, upon which Tapir proposes to sell or transfer the Offered Shares to the Proposed Transferee (or, if the transfer does not involve a sale, the nature of the proposed transfer), and stating that the Company has the rights of refusal set forth in this Agreement.

         5.2 For a period of fifteen (15) days (the "Refusal Period") after receipt of the Notice of Proposed Transfer, the Company (which for purposes of this Article VIII shall include any designee of the Company) shall have the right, exercisable by written notice to Tapir, to agree to purchase all or any portion of the Offered Shares at a price per share equal to the purchase price set forth in the Notice of Proposed Transfer.

         5.3 If the Company elects to purchase less than all of the Offered Shares, after the Refusal Period, Tapir shall have the right to sell or otherwise transfer the portion of the Offered Shares that the Company has not agreed to purchase pursuant to Section 5.2 to the Proposed Transferee on the same terms specified in the Notice of Proposed Transfer. If for any reason the Offered Shares are not so sold to the Proposed Transferee within thirty (30) days after the end of the Refusal Period, the provisions of this Section 5 shall continue to be applicable to the Offered Shares.

         5.4 Upon the election by the Company to purchase all or any portion of the Offered Shares, within thirty (30) days after the end of the Refusal Period, the Company shall be obligated to tender payment for the Offered Shares at the offices of the Company, and Tapir shall be obligated to tender delivery of the Offered Shares with proper endorsements for transfer or accompanied by properly executed stock powers. The purchase price for the Offered Shares shall be paid on the terms provided in the Notice of Proposed Transfer.

                                   ARTICLE VI
                                WARRANT EXERCISE

         After the completion of a Qualified IPO, Tapir agrees to exercise the Tapir Warrant in its entirety; and promptly after such event, Tapir agrees to tender to the Company the Tapir Warrant together with the full amount of the exercise price owing. The Company hereby confirms and agrees that Tapir shall have the right to convert all shares of Class B Common Stock issuable upon exercise of the Tapir Warrant into an equal number of shares of Class A Common Stock.

                                  ARTICLE VII
                                 MISCELLANEOUS

         7.1 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         7.2 SURVIVAL OF WARRANTIES. All warranties contained herein will survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         7.3 NOTICES. All notices, requests, consents, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), if a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Tapir:             Tapir Investments (Bahamas) Ltd.
                            c/o Higgs & Johnson
                            Sandringham House
                            83 Shirby Street
                            P.O. Box N-3247
                            Nassau, Bahamas
                            Attention: Surinder Deal
                            Facsimile No.: (242) 328--6919

         With a copy to:     Patton Boggs, L.L.P.
                             2550 M Street, N.W.
                             Washington, D.C. 20037
                             Attention: James R. Stuart, Esq.
                             Facsimile No.: (202) 457-6315

         The Company:        Horizon Medical Products, Inc.
                             Seven North Parkway Square
                             4200 Northside Parkway, N.W.
                             Atlanta, Georgia 30327
                             Attention: Chief Executive Officer
                             Facsimile No.: (404) 233-0171

         With a copy to:     King & Spalding
                             191 Peachtree Street
                             Atlanta, GA 30303-1763
                             Attention: Jon R. Harris, Jr.
                             Facsimile No.: (404) 572-5146

         and:                Slaughter & Virgin
                             Suite 1100
                             400 Colony Square
                             1201 Peachtree Street
                             Atlanta, GA 30361
                             Attention: Nathaniel G. Slaughter, III
                             Facsimile No.: (404) 872-7879

         7.4 BROKERS. The Seller and Tapir each (a) represents and warrants to the other that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other harmless from and against any and all claims, liabilities, or obligations with respect to brokerage or finder's fee or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

         7.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to its subject matter.

         7.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         7.7 HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and will not be deemed to be a part of this Agreement.

         7.8 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision.

         7.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                    HORIZON MEDICAL PRODUCTS, INC.



                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    TAPIR INVESTMENTS (BAHAMAS) LTD.



                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------